Exhibit 32

CERTIFICATIONS PURSUANT TO RULES 13a-14(b) and 15d-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934

In connection with the Annual Report of The Bon-Ton Stores, Inc. on Form 10-K for the period ended February 1, 2014, as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned officers of The Bon-Ton Stores, Inc., certifies pursuant to 18 U.S.C. Section 1350, that:

1)             The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)             The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of The Bon-Ton Stores, Inc.

DATE: April 16, 2014	By:	/s/ Brendan L. Hoffman
Brendan L. Hoffman
President and Chief Executive Officer

	By:	/s/ Keith E. Plowman
Keith E. Plowman
Executive Vice President—Chief
Financial Officer

A signed original of this written statement has been provided to The Bon-Ton Stores, Inc. and will be retained by The Bon-Ton Stores, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.